Exhibit 10.48

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is executed as of this 1st day of October, 2016, by and between IMJETLAGGED, Inc., having a mailing address of c/o Huskins-Harris, PO Box 22972, Nashville, TN 37202 (“Landlord”), and Franklin Synergy Bank, having a mailing address of 722 Columbia Avenue, Franklin, TN 37064, Attn: Kevin Herrington (“Tenant”).

WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Landlord and Tenant as follows:

1. DEMISE OF LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, Unit 110B of the building (the “Building”) located at 33 Music Square West, Nashville, TN 37203 (the “Leased Premises”), under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the “Common Areas”): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others.

2. TERM. The term of this Lease shall begin on October 1, 2016 (the “Commencement Date”) and shall continue for a period of one (1) year (the “Term”).

3. BASE RENT. Tenant shall pay to Landlord, without demand or notice, monthly payments of base rent in the amount of $3,000.00 per month (the “Base Rent”). Base Rent shall be due and payable in advance on or before the First day of each calendar month during the Term of this Lease, with the first installment of Base Rent being due and payable on or before the Commencement Date.

4. LATE PAYMENT. Base Rent not paid in full by the fifth (5th) day of the month shall be late. In the event that Tenant fails to timely tender an installment of Base Rent, the unpaid Base Rent shall be subject to a late payment charge of $100.

5. USE. The Leased Premises shall only be used as commercial office space.

6. PROPERTY TAXES. Property taxes shall be the expense of the Landlord.

7. UTILITIES AND SERVICES. Landlord shall be responsible for obtaining and maintaining utilities and services serving the Leased Premises for the duration of the Term. Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services connected with Unit 110B, and Tenant shall pay such share to Landlord as additional rent. Such utilities and services shall include, but are not limited to, water, electricity, gas, garbage disposal, and sewer.

8. MAINTENANCE AND REPAIRS.

a. Tenant’s Responsibility. During the Term of this Lease, Tenant shall, at its own cost and expense, keep and maintain the Leased Premises in good order, condition and repair, normal wear and tear excepted. In the event Tenant fails to maintain the Leased Premises as required herein or fails to commence repairs (requested by Landlord in writing) within thirty (30) days after such request, or fails diligently to proceed thereafter to complete such repairs, Landlord shall have the right in order to preserve the Leased Premises or portion thereof, and/or the appearance thereof, to make such repairs and charge Tenant for the cost thereof as additional rent.

b. Landlord’s Responsibility. During the Term of this Lease, Landlord at its sole cost and expense shall maintain in good order, condition and repair, and replace as necessary, the heating and conditioning system, plumbing system, electrical system and fixtures, roof, exterior walls and

1 of 6

walkways, foundation, and structural frame of the Building and the parking and landscaped areas or other Common Areas. Landlord will do their best to maintain property, and will encourage the Condo Association to keep all outside areas maintained.

9. ALTERATIONS. Tenant, at its sole expense, may remodel, alter, paint, or structurally change the Leased Premises, and remove any fixtures therein, with Landlord’s prior written consent. Any alterations or changes which Landlord does permit shall become the property of Landlord and shall remain in the Leased Premises at all times during and after the Term of this Lease.

10. SUBLETTING AND ASSIGNMENT. Tenant may not sublet the Leased Premises in whole or in part or assign this Lease without the prior written consent of Landlord.

11. INDEMNITY AND INSURANCE.

a. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees, and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building, or the Common Areas, (b) arising out of or relating to any of Tenant’s property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. This Section 11(a) shall survive the expiration or earlier termination of this Lease.

b. Indemnification by Landlord. Landlord shall protect, defend, indemnify, and hold Tenant, its agents, employees, and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees, or contractors. This Section 11(b) shall survive the expiration or earlier termination of this Lease.

c. Tenant’s Insurance. During the term of this Lease, Tenant, at is sole expense and for the mutual benefit of Landlord and Tenant, shall carry and maintain comprehensive public liability insurance, including property damage, insuring Landlord and Tenant against liability for injury to persons or property occurring in or about the Leased Premises or arising out of its ownership, maintenance, use, or occupancy. The insurance shall have a limit of not less than $1,000,000.00 for any accident or occurrence. Tenant agrees that such insurance policy shall name the Landlord as an additional insured. Upon Landlord’s request. Tenant shall furnish to Landlord a copy or certificate of such insurance and proof of payment of the premium thereof in a manner reasonably acceptable to Landlord.

d. Waiver of Claims: Waiver of Subrogation. Each policy of property insurance required by this Lease shall contain an endorsement in which the insurance company waives any right of subrogation that it may acquire against Landlord or Tenant by virtue of payment of any loss under such policy. In addition, Landlord and Tenant each waives any claims it may have against the other arising out of any casualty that would be covered by the policy of property insurance required to be maintained by it under this Lease, or that actually is covered by any policy of property insurance maintained by such party, without giving effect to any deductible amounts or self-insured risks. Tenant shall maintain their own liability insurance policy with a minimum of one (1) million in liability and shall name the Landlord as an additional named insured on the policy. Policy shall remain in effect for duration of lease at the Tenant’s expense.

2 of 6

12. CASUALTY. In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair same. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within ninety (90) days from the casualty date: or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises, then either Landlord or Tenant may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph. Notwithstanding the provisions of this paragraph, if any such damage or destruction occurs within the final two (2) months of the Term hereof, either Landlord or Tenant may, without regard to the aforesaid ninety (90) day period, terminate this Lease by written notice to the other.

13. EMINENT DOMAIN. If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving immediate written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use. Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord’s award.

14. DEFAULT AND REMEDY.

a. Tenant’s Default. The occurrence of any of the following shall be a “Default”:

i. Tenant fails to pay any installment of Base Rent within five (5) business days after the same is due and such failure continues following seven (7) days’ written notice to Tenant.

ii. Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action(s) within a reasonable time.

iii. All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

b. Landlord’s Remedies. Upon the occurrence of any Default, Landlord may, at Landlord’s option, terminate this Lease upon written notice to Tenant, and Tenant shall vacate the Leased Premises within fifteen (15) calendar days of written notice thereof from Landlord.

c. Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30)

3 of 6

days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach.

d. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

e. Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non- defaulting party for reasonable attorneys’ fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

15. MISCELLANEOUS.

a. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

b. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

c. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

d. Notices. Any notice required or permitted to be given under this Lease or by law shall be in writing and shall be deemed received on the date delivered (a) by hand delivery, (b) by U.S. mail, certified or registered, with return receipt requested, or (c) by FedEx, Airborne, UPS or other national overnight courier service, and in each case addressed to the party who is to receive such notice at the address specified in the opening paragraph of this Lease, or at such other address as either party may designate from time to time.

e. Holding Over. Tenant will have no right to remain in possession of all or any part of the Leased Premises after the expiration of the Term. If Tenant remains in possession of any part of the Leased Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further Term; (c) such Tenancy may be terminated by Landlord upon the earlier of thirty (30) days’ prior written notice or the earliest date

4 of 6

permitted by law. In such event, Base Rent will be increased to an amount equal to one hundred twenty five percent (125%) of the Base Rent payable during this last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to- month tenancy will be subject to every other term, condition, and covenant in this Lease.

f. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

g. Landlord Representations and Warranties. Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms; and (iv) Landlord will deliver the Leased Premises to Tenant in accordance with all applicable laws and regulations.

h. Landlord’s Right of Access. Landlord shall have the right to access the Leased Premises for inspection, repairs, and maintenance during normal business hours. In the case of emergency, Landlord may enter the Leased Premises at any time to protect life and prevent damage to the Leased Premises and/or Building. Landlord may place a “for rent” or “for sale” sign on the interior and exterior of the Leased Premises and may show the Leased Premises to prospective tenants or purchasers during normal business hours.

i. Signs. Tenant may utilize signs on the Building, subject to Landlord’s consent and on the condition that Tenant must obtain, at its sole expense, all permits and licenses required for the erection and maintenance of the signs. Additionally, any signs are limited to the main door, windows on the Tenant’s level, and the main display in front of the Building. Tenant shall indemnify and hold harmless Landlord against and from any and all losses, damages, claims, suits, or actions for any injury or damage to person or property caused by the erection and maintenance of the signs, and insurance coverage therefore shall be included in the public liability policy which Tenant is required to furnish under this Lease.

j. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord.

k. Consent. Where the consent of a party is required hereunder, such consent will not be unreasonably withheld, conditioned or delayed.

l. Time. Time is of the essence of each term and provision of this Lease.

[Signature Page to Follow]

5 of 6

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:
IMJETLAGGED, INC.

By:	/s/ Rebecca Y Harris
Name:	Rebecca Y Harris
Title:	Secretary, IMJETLAGGED, INC.

TENANT:
FRANKLIN SYNERGY BANK

By:	/s/ Kevin Herrington
Name:	Kevin Herrington
Title:	SVP, COO

6 of 6